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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 2, 2001


                            P. H. GLATFELTER COMPANY
               (Exact Name of Registrant as Specified in Charter)


            Pennsylvania                       1-3560                  23-0628360
          (State or Other                  (Commission File           (IRS Employer
     Jurisdiction of Incorporation)            Number)              Identification No.)


   96 South George Street, Suite 500
               York, PA                                                    17401
         (Address of Principal                                            (Zip Code)
          Executive Offices)


                                  (717)225-4711
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

            The Registrant has previously reported with respect to certain environmental matters regarding the lower Fox River in Wisconsin, upon which the Registrant operates a manufacturing facility. On October 2, 2001, the Wisconsin Department of Natural Resources (WDNR) and the United States Environmental Protection Agency (EPA) released a Proposed Remedial Action Plan (PRAP), which sets forth WDNR and EPA's proposed remedy to address alleged contamination in the lower Fox River and Green Bay. Six parties in addition to the Registrant have been identified by the agencies as potentially responsible for this alleged contamination.

            The proposed remedy would include the removal of approximately 7.25 million cubic yards of sediment and long-term monitoring. WDNR and EPA estimate that various activities proposed by the PRAP will cost approximately $307.6 million, without a contingency factor. There is no assurance that the cost estimates contained in the PRAP are accurate. Based on cost estimates of large-scale dredging remedies at other sites, interested parties believe that the PRAP's cost estimates may be significantly understated. The Registrant does not believe that the proposed remedial activities are appropriate or cost effective. The Registrant believes that a protective remedy can be implemented at a much lower actual cost using barrier techniques (such as capping) and monitoring, rather than large-scale dredging. In addition, the Registrant maintains that its share of any liability for the alleged contamination is much less than one-seventh of the total liability and that additional responsible parties exist other than those currently identified by the agencies.

            The Registrant intends to vigorously advocate for the implementation of less costly but environmentally protective alternatives. The public and interested parties may submit comments to the PRAP from October 5, 2001 to December 7, 2001. There is a possibility that the agencies may extend this comment period. The Registrant intends to submit extensive comments to the PRAP. EPA, in consultation with WDNR, will consider comments on the PRAP and will then select a remedy for the site.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    P. H. GLATFELTER COMPANY
                                           (Registrant)


                                    By:   /s/George MacKenzie
                                          --------------------------------------
Date: October 11, 2001                    Name:  George MacKenzie
                                          Title: Chief Financial Officer


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